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                                                                    EXHIBIT 99.1

                   FIRST NATIONAL BANCSHARES OF WETUMPKA, INC.

            The undersigned hereby constitutes and appoints W.F. Little and Frederick T. Enslen, Jr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First National Bancshares of Wetumpka, Inc. ("FNB") which the undersigned would be entitled to vote if personally present at the Special Meeting of FNB Shareholders to be held at First National Bank, 408 S.E. Main Street, Wetumpka, Alabama at 1:00 p.m., local time, on Wednesday, May 13, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated April __, 1998, the receipt of which is acknowledged in the manner specified below.

         1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 30, 1997 (the "Agreement"), by and between FNB, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a wholly-owned subsidiary of UPC, and the related Plan of Merger (the "Plan of Merger"), by and between FNB, UPC and UP Holding, pursuant to which (i) FNB will merge (the "Merger") with and into UP Holding, with the effect that UP Holding shall be the corporation surviving from the Merger, and (ii) each share of the $1.00 par value common stock of FNB ("FNB Common Stock") issued and outstanding at the effective time of the Merger will be converted into 4.179 sharess of the $5.00 par value common stock of UPC, and the associated "Preferred Share Rights" (as hereinafter defined), subject to possible adjustment, and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

                     FOR          AGAINST   [  ]       ABSTAIN         [ ]

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                           , 1998
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                                    Signature

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                                    Signature if held jointly



              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                   FIRST NATIONAL BANCSHARES OF WETUMPKA, INC.
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.